Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 21, 2000 included in Royal Precision, Inc. and subsidiaries' Form 10-K for the year ended May 31, 2000 and to all references to our firm included in this registration statement.

                                       /s/ Arthur Andersen LLP

Phoenix, Arizona
October 4, 2000